UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 11, 2010

SUNOCO, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-6841	23-1743282
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1735 Market Street, Suite LL, Philadelphia, PA	19103-7583
(Address of principal executive offices)	(Zip Code)

(215) 977-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

This Form 8-K makes available information regarding the computation of the supplemental ratio of earnings to fixed charges for Sunoco, Inc. and subsidiaries for the years ended December 31, 2008, 2007, 2006, 2005 and 2004.

As a result of the sale of Sunoco’s Tulsa refinery on June 1, 2009, such refinery has been classified as a discontinued operation for all current and prior periods presented in the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2009 and September 30, 2009. In addition, effective January 1, 2009, the Company adopted new accounting guidance concerning noncontrolling interests. The new guidance requires that noncontrolling interests be reported as a component of equity and that consolidated net income include amounts attributable to the noncontrolling interests with such amounts separately disclosed on the face of the income statement. The changes in noncontrolling interests are reflected in all current and prior periods presented in the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2009, June 30, 2009 and September 30, 2009. The computation of the supplemental ratios of earnings to fixed charges for all periods presented in this Form 8-K treats the Tulsa refinery as a discontinued operation and reflects the adoption of the new accounting guidance concerning noncontrolling interests.

The information contained in Exhibit 12 to this report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

12 –	Statements re Computation of Ratio of Earnings to Fixed Charges for the years ended December 31, 2008, 2007, 2006, 2005 and 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO, INC.
(Registrant)

Date: February 11, 2010

/s/ Joseph P. Krott
Joseph P. Krott
Comptroller
(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Exhibit

12	Statements re Computation of Ratio of Earnings to Fixed Charges for the years ended December 31, 2008, 2007, 2006, 2005 and 2004.